Exhibit (a)(1)(C)


                           GREG MANNING AUCTIONS, INC.

                         SUPPLEMENT DATED JULY 17, 2002
                                     TO THE
                          OFFER TO EXCHANGE OUTSTANDING
   OPTIONS UNDER THE GREG MANNING AUCTIONS, INC. 1997 STOCK INCENTIVE PLAN, AS
                                     AMENDED

-------------------------------------------------------------------------------

                         THE OFFER AND WITHDRAWAL RIGHTS
                                    EXPIRE AT
    11:59 P.M., EASTERN TIME, ON JULY 30, 2002 UNLESS THE OFFER IS EXTENDED.

-------------------------------------------------------------------------------

             The following information amends and supplements our offer to exchange dated July 2, 2002 (the "offer to exchange") pursuant to which we offered to exchange outstanding options to purchase shares of our common stock granted under our 1997 Stock Incentive Plan, as amended, that have an exercise price of $2.00 or more, for new options to purchase shares of our common stock that we will grant under the plan.

             Please note the following supplemental information:

            1. Upon our acceptance of tendered options for exchange, we will cancel the tendered options and not later than three business days thereafter, will send each tendering option holder a letter indicating the number of shares of common stock subject to the options that we have accepted for exchange, the corresponding number of shares of common stock that will be subject to the new options and the expected grant date of the new options. The form of the letter is attached to this Supplement.

             2. Appendix A to this Supplement contains summary financial information about the company, which you should review carefully in considering whether to participate in the offer.

             This supplement is being transmitted to you via electronic mail. Hard copies of this supplement, as well as other information concerning the offer, may be obtained by contacting Martha J. Husick, Corporate Secretary, at 973-882-0004 or by email at mhusick@gregmanning.com.



                         Supplement dated July 17, 2002

                                   Schedule A


                          Summary Financial Statements


             The following tables set forth selected consolidated financial operating data for Greg Manning Auctions, Inc.

             The selected historical statement of operations data for the fiscal years ended June 30, 1999, 2000 and 2001 and the selected historical balance sheet data as of June 30, 2000 and 2001 have been derived from the audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended June 30, 2001. The summary consolidated financial data as of and for the three and nine months periods ended March 31, 2002 and 2001 have been derived from our unaudited financial statements included in our Form 10-Q for the quarter ended March 31, 2002. Operating results for the three and nine month periods ended March 31, 2002 are not necessarily indicative of the results that may be expected for the entire year.

              The information presented below should be read together with our consolidated financial statements and related notes. We have presented the following data in thousands, except share and per share data.

                           GREG MANNING AUCTIONS, INC.
                           Consolidated Balance Sheets
                                    June 30,
                     (In Thousands except Per Share Amounts)

                                                            2001        2000
                                                         ---------     --------
                  Assets
                  ------

 Current Assets

      Cash and Cash Equivalents                          $  2,158      $  1,092
      Accounts Receivable, net
        Auctions Receivable                                 7,480         6,748
        Auctions Receivable - Related Party                  --             614
        Advances to Consignors                                853         2,852
        Other                                                 700            16
      Inventory                                            12,866        20,601
      Deferred Tax Asset                                    1,590           824
      Prepaid Expenses                                        324           518
                                                         --------      --------

        Total Current Assets                               25,971        33,265

      Property and Equipment, Net                           1,422           928
      Goodwill, Net                                         5,122         6,601
      Other Purchased Intangibles, Net                      3,022         3,022
      Marketable Securities                                   147           231
      Investment in Equity Method Investees                  --           5,937
      Other Non-Current Assets
        Deferred Tax Asset                                  2,554         1,920
        Inventory                                           1,700         2,400
        Advances to Consignors                                358           753
        Other                                                 156           386
                                                         --------      --------

        Total Assets                                     $ 40,452      $ 55,443
                                                         ========      ========

        Liabilities and Stockholders' Equity

 Current Liabilities

      Demand Notes Payable                               $  8,040      $  7,950
      Notes Payable                                            75           182
      Payable to Third Party Consignors                     2,711         1,468
      Accounts Payable                                      4,135         3,493
      Advance from Related Party                               90         2,422
      Accrued Expenses                                      1,834         1,850
                                                         --------      --------

        Total Current Liabilities                          16,885        17,365

      Notes Payable - Long Term                               168           111
                                                         --------      --------

 Total Liabilities                                         17,053        17,476

Stockholders' Equity
 Preferred Stock, $.01 par value. Authorized
      10,000 shares; none issued
 Common Stock, $.01 par value
      Authorized: 40,000 shares
      Issued June 30, 2001 - 11,987 shares
      Issued June 30, 2000 - 10,025 shares                    120           100
 Additional paid in capital                                44,252        41,251
 Accumulated other comprehensive income:
 Unrealized loss on marketable securities,
   net of tax                                                (143)          (92)
 Accumulated Deficit                                      (18,282)       (1,959)
 Treasury stock, at cost 368 shares at
   June 30, 2001 100 shares at June 30, 2000               (2,548)       (1,333)
                                                         --------      --------

        Total Stockholders' Equity                         23,399        37,967
                                                         --------      --------

        Total Liabilities and Stockholders'
          Equity                                         $ 40,452      $ 55,443
                                                         ========      ========


                           GREG MANNING AUCTIONS, INC.
                      Consolidated Statements of Operations
                          For the Years Ended June 30,
                    (In Thousands, Except Per Share Amounts)

                                                              2001              2000              1999
                                                            ---------        ----------         ---------

Operating Revenues
    Sales of merchandise                                     $ 62,333         $ 55,663          $ 72,551
    Commissions earned                                          5,063            6,716             4,933
                                                             --------         --------          --------
      Total Revenues                                           67,396           62,379            77,484

Cost of merchandise sold                                       62,354           50,559            65,741
                                                             --------         --------          --------
      Gross profit                                              5,042           11,820            11,743

Operating Expenses
    General and Administrative                                  5,373            6,024             4,801
    Salaries and Wages                                          5,163            4,821             4,335
    Depreciation and Amortization                               1,564            1,010               739
    Intangible Impairment                                       2,158             --                --
    Marketing                                                   1,879            2,442             2,033
    Other Expense                                                 340             --                --
    Acquisition and Merger Costs                                  205              926              --
                                                             --------         --------          --------
Total Operating Expenses                                       16,682           15,223            11,908
                                                             --------         --------          --------
      Operating Loss                                          (11,640)          (3,403)             (165)

Other Income (expense)
   Gain on sale of marketable
   securities and investments                                    --                 14             2,555
   Interest Income                                                292              453               448
   Interest Expense                                            (1,428)          (1,543)           (1,644)
   Minority Interest                                             --               --                  (5)
   Income (Loss) from operations of investees                  (4,951)            (851)               95
                                                             --------         --------          --------
     Income (Loss) before income taxes                        (17,727)          (5,330)            1,284
Provision for (Benefit from) income taxes                      (1,404)          (1,661)              461
                                                             --------         --------          --------
Net Income (Loss)                                            $(16,323)        $ (3,669)         $    823
                                                             ========         ========          ========
Basic Earnings (Loss) per Share:

    Weighted average shares outstanding                        10,299            9,710             7,355
                                                             ========         ========          ========
    Basic Earnings (Loss) per Share                          $  (1.58)        $  (0.38)         $   0.11
                                                             ========         ========          ========
Diluted Earnings (Loss) per Share:

    Weighted average shares outstanding                        10,299            9,710             7,799
                                                             ========         ========          ========
    Diluted Earnings (Loss) per Share                        $  (1.58)        $  (0.38)         $   0.11
                                                             ========         ========          ========

                           GREG MANNING AUCTIONS, INC.
                      Condensed Consolidated Balance Sheets
                    (amounts in thousands except share data)

                                                         June 30,     March 31,
                                                           2001         2002
                                                         --------    ----------
                 Assets                                  (Audited)   (Unaudited)

 Current Assets

  Cash and Cash Equivalents                              $  2,158      $  2,411
  Accounts Receivable

   Auctions Receivable                                      7,480         6,401

   Advances to Consignors                                     853         1,412

   Other                                                      700          --

  Inventory                                                12,866        12,773

  Deferred Tax Asset                                        1,590         1,590

  Prepaid Expenses                                            324           451
                                                         --------     ---------

   Total Current Assets                                    25,971        25,038


 Property and Equipment, Net                                1,422         1,067

 Goodwill, Net                                              5,122         4,729

 Other Purchased Intangibles, Net                           3,022         2,798

 Marketable Securities                                        147            90

 Other Non-Current Assets

  Deferred Tax Asset                                        2,554         2,354

  Inventory                                                 1,700         1,700

  Advances to Consignors                                      358           358

  Other                                                       156           318
                                                         --------      --------

   Total Assets                                          $ 40,452      $ 38,452
                                                         ========      ========

     Liabilities and Stockholders' Equity

 Current Liabilities

  Demand Notes Payable                                   $  8,040      $  1,540

  Notes Payable                                                75         5,056

  Payable to Third Party Consignors                         2,711         2,421

  Accounts Payable                                          4,135         3,452

  Advance from Related Party                                   90          --

  Accrued Expenses                                          1,834           865
                                                         --------      --------

   Total Current Liabilities                               16,885        13,334

  Notes Payable - Long Term                                   168         1,991
                                                         --------      --------

                                                           17,053        15,325

 Preferred Stock, $.01 par value. Authorized
   10,000 shares; none issued
 Common Stock, $.01 par value. Authorized:
   40,000 shares
 Issued: March 31, 2002-13,072 shares,
   June 30, 2001-11,987 shares                                120           130

 Additional paid in capital                                44,252        46,657
 Accumulated other comprehensive income:
 Unrealized loss on marketable securities,
   net of taxes                                              (143)         (214)

 Accumulated deficit                                      (18,282)      (20,898)
 Treasury stock, at cost: 368 shares at
   March 31, 2002  and June 30, 2001, respectively         (2,548)       (2,548)
                                                         --------      --------

   Total Stockholders' Equity                              23,399        23,127
                                                         --------      --------
   Total Liabilities and Stockholders' Equity            $ 40,452      $ 38,452
                                                         ========      ========

                           GREG MANNING AUCTIONS, INC.
                 Condensed Consolidated Statements of Operations
                  For the Three and Nine months ended March 31,
                  (amounts in thousands except per share data)
                                   (Unaudited)


                                                Three Months Ended                  Nine months ended
                                                     March 31,                           March 31,
                                             -----------------------             -------------------------
                                               2001           2002                 2001            2002
                                             --------        --------            --------        --------
 Operating Revenues

 Sales of merchandise                        $ 16,652        $ 20,964            $ 41,935        $ 55,330
 Commissions earned                             1,184           1,089               3,835           2,839
                                             --------        --------            --------        --------

 Total Revenues                                17,836          22,053              45,770          58,169

Cost of merchandise sold                       16,683          19,403              39,916          50,934
                                             --------        --------            --------        --------

 Gross profit                                   1,153           2,650               5,854           7,235

Operating Expenses
 General and Administrative                     1,333           1,116               3,696           3,493

 Depreciation and Amortization                    724             343               1,459           1,046
 Salaries and Wages                             1,330           1,093               3,868           3,307

 Acquisition and Merger Costs                       1            --                   205            --

 Marketing                                        306             402               1,383           1,082
                                             --------        --------            --------        --------

 Total Operating Expenses                       3,694           2,954              10,611           8,928
                                             --------        --------            --------        --------
 Operating Loss                                (2,541)           (304)             (4,757)         (1,693)
                                             --------        --------            --------        --------

Other Income (expense)
Interest Income                                    10              62                 270             130

Interest Expense                                 (354)           (222)             (1,052)           (603)
Loss from operations of investee                 (245)           --                  (954)           (250)
                                             --------        --------            --------        --------
 Loss before income taxes                      (3,130)           (464)             (6,493)         (2,416)
(Benefit from) provision for
   income taxes                                  (977)            200              (2,004)            200
                                             --------        --------            --------        --------
Net Loss                                     $ (2,153)       $   (664)           $ (4,489)       $ (2,616)
                                             ========        ========            ========        ========

Basic Loss per Share
 Weighted average shares
   outstanding                                 10,085          12,695              10,064          12,323
                                             ========        ========            ========        ========
 Basic loss per share                        $  (0.21)       $  (0.05)           $  (0.45)       $  (0.21)
                                             ========        ========            ========        ========

Diluted Loss per Share
 Weighted average shares
   outstanding                                 10,085          12,695              10,064          12,323
                                             ========        ========            ========        ========
 Diluted Loss per Share                      $  (0.21)       $  (0.05)           $  (0.45)       $  (0.21)
                                             ========        ========            ========        ========